Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-287734 and 333-287734-01

The information in this preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated June 3, 2025

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated June 3, 2025)

$

PennyMac Mortgage Investment Trust

 % Senior Notes due 2030

fully and unconditionally guaranteed by

PennyMac Corp.

Interest payable March 15, June 15, September 15 and December 15

We are offering $    principal amount of our  % senior notes due 2030, or the notes. The notes will bear interest at a rate of % per year, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2025. The notes will be issued in minimum denominations of $25 and integral multiples of $25 in excess thereof and will mature on June 15, 2030, unless earlier redeemed or repurchased.

On or after June 15, 2027, we may redeem for cash all or any portion of the notes, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” will be provided for the notes.

Upon a Change of Control Repurchase Event (as defined below), we will be required to make an offer to repurchase all outstanding notes at a price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the repurchase date. See “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event.”

The notes will be our senior direct unsecured obligations. The notes will: rank equal in right of payment to any of our existing and future unsecured and unsubordinated indebtedness; be effectively subordinated in right of payment to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) and (to the extent not held by us) preferred equity, if any, of our subsidiaries other than the Guarantor (as defined below) and of any entity we account for using the equity method of accounting.

The notes will be fully and unconditionally guaranteed on a senior unsecured basis by PennyMac Corp., or the Guarantor or PMC, an indirect wholly-owned subsidiary of ours. The guarantee will be a senior unsecured obligation of the Guarantor. The guarantee will: rank equal in right of payment to any of the Guarantor’s existing and future unsecured and unsubordinated indebtedness and guarantees; be effectively subordinated in right of payment to any of the Guarantor’s existing and future secured indebtedness and secured guarantees to the extent of the value of the assets securing such indebtedness or guarantees; and be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) and (to the extent not held by the Guarantor) preferred equity, if any, of the Guarantor’s subsidiaries and of any entity the Guarantor accounts for using the equity method of accounting.

We intend to apply to list the notes on the New York Stock Exchange, or the NYSE, under the symbol “PMTW” and expect trading of the notes to commence thereon within 30 days after the original issue date. The notes are expected to trade “flat.” This means that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the notes that is not included in the trading price. Currently, there is no public market for the notes and it is not expected that a market for the notes will develop unless and until the notes are listed on the NYSE.

See “Risk Factors” beginning on page S-7 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission, or the SEC, pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of important factors that you should consider before making a decision to invest in the notes.

	Per Note	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds to us, before expenses	$	$

Neither the SEC nor any state securities commission has approved or disapproved of the notes or the guarantee or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from June , 2025 and must be paid by the purchaser if the notes are delivered after June , 2025. See “Underwriting” for additional disclosure regarding the underwriting discount and expenses payable to the underwriters by us.

The underwriters will have the option to purchase, within a period of 30 days beginning from the date of this prospectus supplement, up to an additional $    aggregate principal amount of notes from us, solely for the purpose of covering over-allotments, if any, at the public offering price less the underwriting discount.

The underwriters expect to deliver the notes in book-entry only form through the facilities of The Depository Trust Company on or about June , 2025.

Joint Book-Running Managers

Morgan Stanley	Goldman Sachs & Co. LLC	RBC Capital Markets

UBS Investment Bank	Wells Fargo Securities

Keefe, Bruyette & Woods A Stifel Company	Piper Sandler

June , 2025

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and the notes and also updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering or the notes. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, the information in this prospectus supplement shall control. In addition, any statement in this prospectus supplement, the accompanying prospectus or a filing we make with the SEC that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier document.

You should read this document together with the additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we issue. Neither we nor the underwriters have authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this document, is accurate only as of its date or the dates which are specified therein.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, as well as the documents we incorporate herein and therein by reference, contain certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Examples of forward-looking statements include the following:

•	projections of our revenues, income, earnings per share, capital structure or other financial items;

•	descriptions of our plans or objectives for future operations, products or services;

•	forecasts of our future economic performance, interest rates, profit margins and our share of future markets; and

•	descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of generating any revenues.

Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. There are a number of factors, many of which are beyond our control, that could cause actual results to differ significantly from management’s expectations. Some of these factors are discussed below.

You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

Factors that could cause actual results to differ materially from historical results or those anticipated include, but are not limited to:

•	changes in interest rates;

•	our ability to comply with various federal, state and local laws and regulations that govern our business;

•	volatility in our industry, the debt or equity markets, the general economy or the real estate finance and real estate markets;

•	events or circumstances which undermine confidence in the financial and housing markets or otherwise have a broad impact on financial and housing markets;

•	changes in real estate values, housing prices and housing sales;

•	changes in macroeconomic, consumer and real estate market conditions;

•	the degree and nature of our competition;

•	the availability of, and level of competition for, attractive risk-adjusted investment opportunities in mortgage loans and mortgage-related assets that satisfy our investment objectives;

•	the inherent difficulty in winning bids to acquire mortgage loans, and our success in doing so;

•	the discontinuation of LIBOR, including its impact on our Series A Preferred Shares and Series B Preferred Shares;

S-iii

•	the concentration of credit risks to which we are exposed;

•

our dependence on PNMAC Capital Management, LLC, or PCM or our manager, and PennyMac Loan Services, LLC, or PLS or our servicer, potential conflicts of interest with such entities and their affiliates, and the performance of such entities;

•	changes in personnel and lack of availability of qualified personnel at our manager, servicer or their affiliates;

•	our ability to mitigate cybersecurity risks, cybersecurity incidents and technology disruptions;

•	the availability, terms and deployment of short-term and long-term capital;

•	the adequacy of our cash reserves and working capital;

•	our ability to maintain the desired relationship between our financing and the interest rates and maturities of our assets;

•	the timing and amount of cash flows, if any, from our investments;

•	our substantial amount of indebtedness;

•	the performance, financial condition and liquidity of borrowers;

•	our exposure to risks of loss and disruptions in operations resulting from severe weather events, man-made or other natural conditions, including climate change and pandemics;

•	the ability of our servicer to approve and monitor correspondent sellers and underwrite loans to investor standards;

•	incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of our customers and counterparties;

•	our indemnification and repurchase obligations in connection with mortgage loans we may purchase, sell or securitize;

•	the quality and enforceability of the collateral documentation evidencing our ownership rights in our investments;

•	increased rates of delinquency, defaults and forbearances and/or decreased recovery rates on our investments;

•	the performance of mortgage loans underlying mortgage-backed securities, or MBS, in which we retain credit risk;

•	our ability to foreclose on our investments in a timely manner or at all;

•	increased prepayments of the mortgages and other loans underlying our mortgage-backed securities or relating to our mortgage servicing rights and other investments;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•

the effect of the accuracy of or changes in the estimates we make about uncertainties, contingencies and asset and liability valuations when measuring and reporting upon our financial condition and results of operations;

•	our ability to maintain appropriate internal control over financial reporting;

•	our ability to detect misconduct and fraud;

•	developments in the secondary markets for our mortgage loan products;

•	participating and investing in mortgage loan securitizations;

•	legislative and regulatory changes that impact the mortgage loan industry or housing market;

S-iv

•	regulatory or other changes that impact government agencies or government-sponsored entities, or such changes that increase the cost of doing business with such agencies or entities;

•	the Consumer Financial Protection Bureau and its issued and future rules and the enforcement thereof;

•	changes in government support of home ownership and home affordability programs;

•	changes in our investment objectives or investment or operational strategies, including any new lines of business or new products and services that may subject us to additional risks;

•

limitations imposed on our business and our ability to satisfy complex rules for us to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of our subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U.S. federal income tax purposes, as applicable;

•	changes in governmental regulations, accounting treatment, tax rates and similar matters;

•	our ability to make distributions to our shareholders in the future;

•	our failure to deal appropriately with issues that may give rise to reputational risk; and

•	our organizational structure and certain requirements in our charter documents.

Other factors that could also cause results to differ from our expectations may not be described in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, or any other document. Each of these factors could by itself, or together with one or more other factors, adversely affect our business, income and/or financial condition. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights some of the information in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before making a decision to invest in the notes. You should read carefully the more detailed information in this prospectus supplement and the accompanying prospectus, and the information incorporated by reference into this prospectus supplement and the accompanying prospectus. Unless the context requires otherwise, references in this prospectus supplement to the “company,” “we,” “us,” “our” or “our company” are to PennyMac Mortgage Investment Trust, a Maryland real estate investment trust, together with its consolidated subsidiaries, and references in this prospectus supplement to our “Operating Partnership” refer to PennyMac Operating Partnership, L.P., a Delaware limited partnership and a subsidiary of PennyMac Mortgage Investment Trust. Unless indicated otherwise, the information in this prospectus supplement assumes no exercise by the underwriters of their over- allotment option.

Our Company

We are a specialty finance company that invests in mortgage-related assets. Our objective is to provide attractive risk-adjusted returns to our investors over the long-term, primarily through dividends and secondarily through capital appreciation. A significant portion of our investment portfolio is comprised of mortgage-related assets that we have created through our correspondent production activities, including mortgage servicing rights, or MSRs, subordinate MBS, and credit risk transfer, or CRT, arrangements, which absorb credit losses on certain of the loans we have sold. We also invest in Agency and senior non-Agency MBS, subordinate credit-linked MBS and interest-only and principal-only stripped MBS. We have also historically invested in distressed mortgage assets (distressed loans and real estate acquired in settlement of loans), which we have substantially liquidated.

We are externally managed by PCM, an investment adviser that specializes in and focuses on U.S. mortgage assets. Our loans and MSRs are serviced by PLS. PCM and PLS are both indirect controlled subsidiaries of PennyMac Financial Services, Inc., a publicly-traded mortgage banking and investment management company separately listed on the NYSE.

We operate our business in three segments: credit sensitive strategies, interest rate sensitive strategies and correspondent production. Non-segment activities are included in our corporate operations. Our segment and corporate activities are described below:

•	The credit sensitive strategies segment represents our investments in CRT arrangements referencing loans from our own correspondent production and subordinate MBS.

•	The interest rate sensitive strategies segment represents our investments in MSRs, Agency and senior non-Agency MBS and the related interest rate hedging activities.

•

The correspondent production segment represents our operations aimed at serving as an intermediary between lenders and the capital markets by purchasing, pooling and reselling newly originated prime credit quality loans either directly or in the form of MBS, using the services of PCM and PLS.

We primarily sell the loans we acquire through our correspondent production activities to government-sponsored entities, or GSEs, such as the Federal National Mortgage Association, or Fannie Mae, and the Federal Home Loan Mortgage Corporation, or Freddie Mac, or to PLS for sale into securitizations guaranteed by the Government National Mortgage Association, or Ginnie Mae, or the GSEs. Fannie Mae, Freddie Mac and Ginnie Mae are each referred to as an “Agency” and, collectively, as the “Agencies.” We also securitize certain of our loans directly and may retain interests, such as subordinate MBS, from these securitizations.

•	The corporate operations include management fees, compensation, professional services, and other amounts attributable to our corporate operations and certain interest income and expense.

We conduct substantially all of our operations and make substantially all of our investments through our Operating Partnership and our Operating Partnership’s subsidiaries. A wholly-owned subsidiary of ours is the sole general partner, and we are the sole limited partner, of our Operating Partnership. The Guarantor is a wholly-owned subsidiary of our Operating Partnership.

We believe that we qualify, and we have elected to be taxed, as a REIT under the Internal Revenue Code of 1986, or the Code, beginning with our taxable period ended on December 31, 2009.

Our principal executive offices are located at 3043 Townsgate Road, Westlake Village, California 91361. Our telephone number is (818) 224-7442. Our website is www.pennymacmortgageinvestmenttrust.com. The information contained on our website is not part of, or incorporated by reference into, this prospectus supplement or the accompanying prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

THE OFFERING

The following is a brief summary of the terms of this offering and the notes. We provide the following summary solely for your convenience. This summary is not a complete description of this offering or the notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the notes, see “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. With respect to the issuer of the notes referenced in this prospectus supplement and the accompanying prospectus, the terms “our company,” “we,” “our,” and “us” refer solely to PennyMac Mortgage Investment Trust and not to any of its subsidiaries. References to the “Guarantor” refer to PennyMac Corp. and not to any of its subsidiaries.

Issuer	PennyMac Mortgage Investment Trust, a Maryland real estate investment trust.

Guarantor	PennyMac Corp., a Delaware corporation.

Securities	$ million principal amount of % senior notes due 2030 (plus up to an additional $ million principal amount pursuant to the underwriters’ over-allotment option).

Maturity date	June 15, 2030, unless earlier redeemed or repurchased.

Interest rate	% per year, accruing from, and including June , 2025 and will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2025.

Price to public	$25 per note.

Ranking	The notes will be our senior direct unsecured obligations. The notes will:

•	rank equal in right of payment to any of our existing and future unsecured and unsubordinated indebtedness;

•	be effectively subordinated in right of payment to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•

be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) and (to the extent not held by us) preferred equity, if any, of our subsidiaries other than the Guarantor and of any entity we account for using the equity method of accounting.

As of March 31, 2025, we had total consolidated indebtedness to third parties (excluding trade payables and other liabilities) of $12.7 billion, $11.9 billion of which was secured indebtedness to which the notes would have ranked effectively junior and $11.1 billion of which was indebtedness of our subsidiaries that do not guarantee the notes to third parties to which the notes would have been structurally subordinated.

Our subsidiaries are separate and distinct legal entities and, except for the Guarantor that guarantees the notes, have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make any funds available to us for payment on the notes, whether by dividends, loans or other payments. The indenture governing the notes will not limit the amount of debt that we, the Guarantor or our subsidiaries may incur.

Guarantee	The notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Guarantor. The guarantee will be a senior unsecured obligation of the Guarantor. The guarantee will:

•	rank equal in right of payment to any of the Guarantor’s existing and future unsecured and unsubordinated indebtedness and guarantees;

•

be effectively subordinated in right of payment to any of the Guarantor’s existing and future secured indebtedness and secured guarantees to the extent of the value of the assets securing such indebtedness or guarantees; and

•

be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) and (to the extent not held by the Guarantor) preferred equity, if any, of the Guarantor’s subsidiaries and of any entity the Guarantor accounts for using the equity method of accounting.

Optional redemption; no sinking fund	On or after June 15, 2027, we may redeem for cash all or any portion of the notes, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” will be provided for the notes, which means that we are not required to redeem or retire the notes periodically.

Except as described below under “—Change of control offer to repurchase,” the notes will not be subject to repayment at the option of the holder prior to the stated maturity date.

Change of control offer to repurchase	Upon a Change of Control Repurchase Event, we will be required to make an offer to repurchase all outstanding notes at a price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the repurchase date. See “Description of the Notes—Offer to Repurchase Upon a Change of Control Repurchase Event” in this prospectus supplement.

Default	The notes will contain certain events of default as described in the accompanying prospectus, or each, an Event of Default, the occurrence of which may, and in certain cases shall, result in the acceleration of our obligations under the notes. See “Description of Debt Securities—Events of Default, Notice and Waiver” in the accompanying prospectus.

Book-entry only form	The notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and any such interest may not be exchanged for certificated notes, except in limited circumstances.

Denomination	We will issue the notes only in minimum denominations of $25 and integral multiples of $25 in excess thereof.

Listing	We intend to apply to list the notes on the NYSE under the symbol “PMTW” and expect trading of the notes to commence thereon within 30 days after the original issue date. Currently, there is no public market for the notes and it is not expected that a market for the notes will develop unless and until the notes are listed on the NYSE.

Trustee and paying agent	U.S. Bank Trust Company, National Association

Governing law	The indenture, the notes and the guarantee will be governed by the laws of the State of New York. The indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

U.S. federal income tax considerations	For certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes, see “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $ million (or approximately $ million if the underwriters exercise their over-allotment option in full) after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to fund our business and investment activities, which may include: the investment in subordinated bonds from our private-label securitization activities and other mortgage-related securities; the acquisition of MSRs; funding our correspondent lending business, including the purchase of Agency-eligible residential mortgage loans; repayment of other indebtedness, which may include the repurchase or repayment of a portion of PMC’s 5.50% exchangeable senior notes due 2026, or the 2026 notes, or secured financing; and for other general business purposes. See “Use of Proceeds” herein.

For information concerning potential conflicts of interest that may arise from the use of proceeds, see “Use of Proceeds” and “Underwriting—Conflicts of Interest” herein.

Risk factors	See “Risk Factors” beginning on page S-7 of this prospectus supplement and in the reports we file with the SEC, pursuant to the Exchange Act incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of important factors that you should consider before making a decision to invest in the notes.

RISK FACTORS

Investing in the notes being offered by this prospectus supplement and the accompanying prospectus involves a high degree of risk. Before deciding whether to invest in the notes, you should consider carefully the risk factors related to the notes and this offering described below and the other risk factors incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2024. If any of these risks actually occurs, it may materially harm our business, financial condition, operating results and cash flows. As a result, the trading price of the notes could decline, and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, financial condition, operating results and cash flows and could result in a complete loss of your investment.

In this “Risk Factors” section, unless otherwise indicated or the context otherwise requires, the terms “PennyMac Mortgage Investment Trust,” “we,” “us,” “our” and “our company” mean PennyMac Mortgage Investment Trust, the issuer of the notes, excluding its subsidiaries, and the term “Guarantor” refers to PennyMac Corp. and not to any of its subsidiaries.

The claims of holders of the notes will be structurally subordinated to the claims of creditors of our subsidiaries other than the Guarantor because such subsidiaries will not guarantee the notes.

The notes will not be guaranteed by any of our subsidiaries other than the Guarantor. Accordingly, none of such subsidiaries are currently, and may not become, obligated to pay any amounts due pursuant to the notes, or to make any funds available therefor. Because the notes do not have the benefit of subsidiary guarantees other than from the Guarantor, claims of holders of the notes will be structurally subordinated to the claims of creditors and preferred shareholders of such subsidiaries, including trade creditors. As a result, in the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries other than the Guarantor, such subsidiaries will pay the holders of their debt and their other trade creditors and any preferred shareholders before they will be able to distribute any of their assets to us or to their parent if they are not direct subsidiaries of ours.

In addition, the notes and the indenture that will govern the notes will not restrict our ability to incur secured guarantees of our subsidiaries’ indebtedness or the ability of any of our subsidiaries to incur its own secured indebtedness. As a result, the notes will be effectively subordinated to any secured indebtedness we or our subsidiaries will incur to the extent of the value of the assets securing that indebtedness. The effect of this subordination is that upon a default in payment on, or the acceleration of, any such secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of our company, the proceeds from the sale of assets securing such secured indebtedness will be available to pay obligations on the notes only after all indebtedness under any such secured indebtedness has been paid in full. As a result, the holders of the notes may receive less, ratably, than the holders of secured indebtedness in the event of our bankruptcy, insolvency, liquidation, dissolution or reorganization.

The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

The notes will be our senior direct unsecured obligations. The notes will:

•	rank equal in right of payment to any of our existing and future unsecured and unsubordinated indebtedness;

•	be effectively subordinated in right of payment to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•

be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) and (to the extent not held by us) preferred equity, if any, of our subsidiaries other than the Guarantor and of any entity we account for using the equity method of accounting.

Similarly, the guarantee will be a senior unsecured obligation of the Guarantor. The guarantee will:

•	rank equal in right of payment to any of the Guarantor’s existing and future unsecured and unsubordinated indebtedness and guarantees;

•

be effectively subordinated in right of payment to any of the Guarantor’s existing and future secured indebtedness and secured guarantees to the extent of the value of the assets securing such indebtedness or guarantees; and

•

be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) and (to the extent not held by the Guarantor) preferred equity, if any, of the Guarantor’s subsidiaries and of any entity the Guarantor accounts for using the equity method of accounting.

In the event of the bankruptcy, liquidation, reorganization or other winding up of our company or the Guarantor, assets that secure any of their respective secured indebtedness, secured guarantees and other secured obligations will be available to pay their respective obligations under the notes or the guarantee of the notes, as applicable, and their other respective unsecured indebtedness, unsecured guarantees and other unsecured obligations only after all of their respective indebtedness, guarantees and other obligations secured by those assets have been repaid in full, and we caution you that there may not be sufficient assets remaining to pay amounts due on any or all the notes or the guarantee of the notes, as the case may be, then outstanding. In the event of the bankruptcy, liquidation, reorganization or other winding up of any of the subsidiaries of our company or the Guarantor, the rights of holders of indebtedness and other obligations of our company (including the notes) or the Guarantor (including its guarantee of the notes), as the case may be, will be effectively subordinated to the prior claims of that subsidiary’s creditors and of the holders of any indebtedness or other obligations of, or guaranteed by, that subsidiary, except to the extent that our company or the Guarantor, as the case may be, is itself a creditor with recognized claims against that subsidiary, in which case those claims would still be effectively subordinated to all indebtedness, guarantees and other obligations secured by mortgages or other liens on the assets of that subsidiary (to the extent of the value of those assets) and would be subordinate to all indebtedness, guarantees and other obligations of that subsidiary senior to that held by our company or the Guarantor, as the case may be. Moreover, in the event of the bankruptcy, liquidation, reorganization or other winding up of any subsidiary of our company or the Guarantor, the rights of holders of indebtedness and other obligations of our company (including the notes) or the Guarantor (including its guarantee of the notes), as the case may be, will be effectively subordinated to any preferred equity interests in that subsidiary held by persons other than our company or the Guarantor, as the case may be. In addition, in the event of the bankruptcy, liquidation, reorganization or other winding up of any subsidiary or other entity that our company or the Guarantor accounts for using the equity method of accounting, the rights of holders of indebtedness and other obligations of our company (including the notes) or the Guarantor (including its guarantee of the notes), as the case may be, will be subject to the prior claims of that entity’s creditors and the holders of any indebtedness or other obligations of, or guaranteed by, that entity, except to the extent that our company or the Guarantor, as the case may be, is itself a creditor with recognized claims against that entity, in which case those claims would still be effectively subordinated to all indebtedness, guarantees and other obligations secured by mortgages or other liens on the assets of that entity (to the extent of the value of those assets) and would be subordinate to all indebtedness, guarantees and other obligations of that entity senior to that held by our company or the Guarantor, as the case may be.

As of March 31, 2025, we had total consolidated indebtedness to third parties (excluding trade payables and other liabilities) of $12.7 billion, $11.9 billion of which was secured indebtedness to which the notes would have ranked effectively junior and $11.1 billion of which was indebtedness of our subsidiaries that do not guarantee the notes to third parties to which the notes would have been structurally subordinated.

Our and our subsidiaries’ substantial indebtedness could materially and adversely affect our business, financial condition, liquidity and results of operations and prevent us from fulfilling our obligations under the notes.

Our and our subsidiaries’ substantial level of indebtedness increases the risk that we may be unable to generate enough cash to pay amounts due in respect of our indebtedness, including the notes.

Our and our subsidiaries’ substantial indebtedness could have important consequences to you and significant effects on our business. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to our indebtedness, including the notes;

•	increase our vulnerability to general adverse economic and industry conditions;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital requirements, our strategic growth initiatives and development efforts and other general business purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	restrict us from exploiting business opportunities;

•	place us at a competitive disadvantage compared to our competitors that have less indebtedness; and

•	limit our ability to raise capital for working capital, loans, acquisitions, debt service requirements, execution of our business strategy and other general business purposes.

In addition, the agreements that govern our and our subsidiaries’ current indebtedness contain, and the agreements that may govern any future indebtedness that we or our subsidiaries may incur may contain, financial and other restrictive covenants that will limit our or any of our subsidiaries’ ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an Event of Default that, if not cured or waived, could result in the acceleration of all of our debt.

Despite our substantial current indebtedness, we and our subsidiaries may still be able to incur substantially more indebtedness. This could further exacerbate the risks associated with our substantial leverage.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, including pursuant to a capital markets transaction such as a debt offering as well as secured indebtedness that will be effectively senior to the notes. Furthermore, the indenture establishing the terms of the notes will not limit the amount of indebtedness that we or our subsidiaries may incur. Adding new indebtedness to current debt levels could make it more difficult for us to satisfy our obligations with respect to the notes.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under other indebtedness to which we may be a party that is not waived by the required lenders or holders, and the remedies sought by the holders of such indebtedness, could make us unable to pay principal and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under other debt we may incur in the future could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to refinance or restructure our debt, including the notes, sell assets, reduce or delay capital investments, seek to raise additional capital or seek to obtain waivers from the required lenders under other debt that we may incur in the future to avoid being in default. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the notes or our other debt. If we breach our covenants under other debt and seek a waiver, we may not be able to obtain a waiver from the required lenders or holders. If this occurs, we would be in default under such other debt, the lenders or holders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. If we are unable to repay debt, lenders having secured obligations could proceed against the collateral securing the debt. Because any future credit facilities will likely have customary cross-default provisions, if the indebtedness under the notes or under any future credit facility is accelerated, we may be unable to repay or finance the amounts due.

The notes and indenture that will govern the notes will contain limited protections against certain types of important corporate events and may not protect your investment upon the occurrence of such corporate events and will not protect your investment upon the occurrence of other corporate events or actions.

Neither the notes nor the indenture for the notes will:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity;

•	protect holders of the notes in the event that we experience significant adverse changes in our financial condition, liquidity or results of operations;

•	limit our ability to incur indebtedness that is equal in right of payment to the notes;

•

limit our ability to incur indebtedness with maturity or redemption dates earlier than the maturity or redemption dates of the notes or with put provisions that are broader than the ones applicable to the notes;

•

limit the ability of our subsidiaries to incur indebtedness (including a subsidiary’s indebtedness secured by its own assets) or other liabilities or issue preferred equity that would be structurally senior to our indebtedness;

•	limit our ability to purchase or prepay our securities; or

•

limit our ability to make investments or to purchase or pay dividends or make other payments in respect of our common shares of beneficial interest, or common shares, or other securities ranking junior to the notes.

In addition, as described under “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event,” upon the occurrence of a Change of Control Repurchase Event, we will be required to make an offer to repurchase all outstanding notes at a price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the repurchase date. However, the definition of the term “Change of Control Repurchase Event” is limited and does not cover a variety of transactions (such as acquisitions by us, recapitalizations or “going private” transactions by our affiliates) that could negatively affect the value of your notes. If we were to enter into a significant corporate transaction that negatively affects the value of the notes, but would not constitute a Change of Control Repurchase Event, you would not have any rights to require us to repurchase the notes prior to their maturity, which also would adversely affect your investment. Other than the rights associated with a Change of Control Repurchase Event and the restrictions provided by the merger covenant described in the accompanying prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets of Our Company” and “Description of Debt Securities— Consolidation, Merger and Sale of Assets of the Guarantor,” we generally have no duty to consider the interests of holders of the notes in determining whether to engage in such transaction.

There is no public market for the notes, and we cannot assure you that an active trading market will develop for the notes.

Prior to this offering, there has been no trading market for the notes. We intend to apply to list the notes on the NYSE and expect trading of the notes to commence thereon within 30 days after the original issue date. The notes are expected to trade “flat,” which means that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the notes that is not reflected in the trading price. Although we intend to list the notes on the NYSE within 30 days of the closing of this offering, currently there is no public market for the notes and it is not expected that a market for the notes will develop unless and until the notes are listed on the NYSE.

The underwriters have advised us that, following completion of this offering, one or more underwriters intend to make a market in the notes after the initial offering, although they are under no obligation to do so. The underwriters may discontinue any market making activities at any time without notice. In addition, the liquidity of the trading market in the notes, and the market prices quoted for the notes, may be materially and adversely affected by changes in the overall market for this type of security and by changes in our financial condition, liquidity, operating results and prospects or in the prospects for companies in our industry generally. Further, such market making activities will be subject to limits imposed by federal securities laws. As a result, we can give no assurance as to the development, maintenance or liquidity of any trading market for the notes. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price and you will be unable to resell your notes or may be able to sell them only at a substantial discount. Future trading prices of the notes will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, liquidity, operating results and prospects.

We may not be able to repurchase the notes upon a Change of Control Repurchase Event.

Upon a Change of Control Repurchase Event, we will be required to make an offer to repurchase all outstanding notes at a price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the repurchase date. If we experience a Change of Control Repurchase Event, we cannot assure you that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could result in defaults under agreements governing any of our other indebtedness, including the acceleration of the payment of any borrowings thereunder, and have material adverse consequences for us and the holders of the notes.

A downgrade, suspension or withdrawal of any credit rating assigned by a rating agency to us or the notes or change in the debt markets could cause the liquidity or market value of the notes to decline significantly.

Any credit rating is an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in any credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to obtain or maintain any credit ratings or to advise holders of notes of any changes in any credit ratings. There can be no assurance that any credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by the rating agencies if in their judgment future circumstances relating to the basis of the credit ratings, such as adverse changes in our company, so warrant. The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market price of the notes.

An increase in interest rates could result in a decrease in the fair value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decrease in value. Consequently, if you purchase these notes and market interest rates increase, the fair value of your notes will likely decrease. We cannot predict the future level of market interest rates.

We may choose to redeem the notes when prevailing interest rates are relatively low.

On or after June 15, 2027, we may choose to redeem the notes from time to time, especially if prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, and we redeem the notes, you likely would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely impact your ability to sell the notes as the optional redemption date or period approaches.

Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee, such as the guarantee provided by the Guarantor, could be voided, or claims in respect of a guarantee could be subordinated to all other debts of the Guarantor if, among other things, the Guarantor, at the time it incurred or entered into its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;

•	was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

•	was engaged in a business or transaction for which the Guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any payment by the Guarantor pursuant to its guarantee could be voided and required to be returned to the Guarantor, or to a fund for the benefit of the creditors of the Guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, the Guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•	it could not pay its debts as they become due.

The court might also void such guarantee, without regard to the above factors, if it found that a guarantor entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.

We cannot be certain as to the standards a court would use to determine whether reasonably equivalent value or fair consideration was received by the Guarantor for its guarantee of the notes. If a court voided such guarantee, holders of the notes would no longer have a claim against the Guarantor. In addition, the court might direct holders of the notes to repay any amounts already received from the Guarantor. If the court were to void the Guarantor’s guarantee of the notes, require the return of monies paid by the Guarantor or subordinate the guarantee to other obligations of the Guarantor, we could not assure you that funds would be available to pay the notes from any of our subsidiaries or from any other source.

Our manager will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other securityholders may not approve.

Our manager will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in ways with which you may not agree or may not otherwise be considered appropriate. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our manager to use these funds effectively could harm our business.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $    million (or approximately $    million if the underwriters exercise their over-allotment option in full), after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to fund our business and investment activities, which may include: the investment in subordinated bonds from our private-label securitization activities and other mortgage-related securities; the acquisition of MSRs; funding our correspondent lending business, including the purchase of Agency-eligible residential mortgage loans; repayment of other indebtedness, which may include the repurchase or repayment of a portion of the 2026 notes or secured financing; and for other general business purposes.

As of March 31, 2025, PMC had $345 million aggregate principal amount of the 2026 notes outstanding. The 2026 notes bear interest at an annual rate of 5.50% and mature on March 15, 2026.

As described above, we may use the net proceeds from this offering to repay indebtedness, which may include the repurchase or repayment of a portion of the 2026 notes. To the extent any of the underwriters or their affiliates own any of the 2026 notes, and to the extent that we use any net proceeds to repurchase or repay a portion of the 2026 notes, such underwriters or their affiliates may receive a portion of such payment. Additionally, affiliates of certain of the underwriters are lenders under certain of our master repurchase agreements and other credit facilities. To the extent that we use any net proceeds from this offering to reduce our indebtedness under such master repurchase agreements or other credit facilities, these affiliates may receive a portion of such payments.

CAPITALIZATION

The following table sets forth our capitalization on a consolidated basis as of March 31, 2025 (1) on an actual basis and (2) on an as adjusted basis to reflect the issuance of the $    principal amount of notes in this offering, after deducting the underwriting discount and estimated offering expenses payable by us, and the application of the net proceeds as described above under “Use of Proceeds” in this prospectus supplement. You should read this table in conjunction with our historical financial statements and related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of March 31, 2025
	Actual (unaudited)	As adjusted(1) (unaudited)
	(In thousands, except share and per share data)
Debt:
% senior notes due 2030 offered hereby(1)	$—			$(2)
Assets sold under agreements to repurchase	6,202,539
Mortgage loan participation purchase and sale agreements	4,576
Notes payable secured by credit risk transfer and mortgage servicing assets	2,683,368
Unsecured senior notes	773,122
Asset-backed financing of variable interest entities at fair value	2,967,631
Interest-only security payable at fair value	35,954

Total Debt	$12,667,190	$

Shareholders’ Equity:
Preferred shares of beneficial interest, $0.01 par value per share – authorized 100,000,000 shares, issued and outstanding 22,400,000, liquidation preference $560,000,000	541,482		541,482
Common shares of beneficial interest – authorized, 500,000,000 common shares of $0.01 par value, issued and outstanding, 87,010,608 shares	870		870
Additional paid in-capital	1,924,902		1,924,902
Accumulated deficit	(564,536)		(564,536)

Total Shareholders’ Equity	1,902,718		1,902,718

Total Capitalization	$14,569,908

(1)	Assumes no exercise of the underwriters’ over-allotment option.
(2)	Represents the carrying value of the notes.

DESCRIPTION OF THE NOTES

We will issue the notes under an indenture, which we refer to as the base indenture, to be dated as of June , 2025, among us, the Guarantor and U.S. Bank Trust Company, National Association, as trustee, which we refer to as the trustee, as supplemented by a first supplemental indenture establishing the terms of the notes, to be dated as of June , 2025, which we refer to as the supplemental indenture. We refer to the base indenture and the supplemental indenture, collectively, as the indenture in this prospectus supplement. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

You may request a copy of the indenture from us as described below under “Where You Can Find More Information.”

The following description is a summary of the material provisions of the notes and (solely as it applies to the notes) the indenture and does not purport to be complete. This summary is subject to, and is qualified by reference to, all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

This description of the notes supplements and, to the extent it is inconsistent with, replaces the description of the general provisions of the debt securities and the base indenture in the accompanying prospectus. For purposes of this description, references to “PennyMac Mortgage Investment Trust,” “we,” “our” and “us” refer solely to PennyMac Mortgage Investment Trust and not to its subsidiaries. References to the “Guarantor” refer to PennyMac Corp. and not to any of its subsidiaries.

General

The notes will be a single series under the indenture, initially in the aggregate principal amount of $    million ($    million if the underwriters’ over-allotment option is exercised in full). The notes will be issued only in fully registered form without coupons, in minimum denominations of $25 and integral multiples of $25 in excess thereof. The notes will be evidenced by one or more global notes in book-entry only form, except under the limited circumstances described under “—Certificated Notes.” Currently, there is no public market for the notes.

The notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Guarantor. See “—Guarantee” below.

The notes will not be convertible into, or exchangeable for, our common shares or any other securities.

Ranking

The notes:

•	will be our senior direct unsecured obligations;

•	will rank equal in right of payment to any of our existing and future unsecured and unsubordinated indebtedness;

•	will be effectively subordinated in right of payment to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•

will be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) and (to the extent not held by us) preferred equity, if any, of our subsidiaries other than the Guarantor and of any entity we account for using the equity method of accounting.

As of March 31, 2025, we had total consolidated indebtedness to third parties (excluding trade payables and other liabilities) of $12.7 billion, $11.9 billion of which was secured indebtedness to which the notes would have ranked effectively junior and $11.1 billion of which was indebtedness of our subsidiaries that do not guarantee the notes to third parties to which the notes would have been structurally subordinated.

See “—Guarantee” below for a description of the ranking of the guarantees of the notes by the Guarantor.

Our subsidiaries are separate and distinct legal entities and, except for the Guarantor that guarantees the notes, have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make any funds available to us for payment on the notes, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory, contractual or other restrictions, may depend on their earnings, cash flows and financial condition and are subject to various business considerations. As a result, we may be unable to gain access to the cash flow or assets of our subsidiaries.

Guarantee

The Guarantor will fully and unconditionally guarantee our obligations under the notes, including the due and punctual payment of principal of and interest on the notes, whether at stated maturity, upon acceleration, call for redemption or otherwise. Under the terms of the guarantee, holders of the notes will not be required to exercise their remedies against us before they proceed directly against the Guarantor. The Guarantor’s obligations under the guarantee will be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the guarantee constituting a fraudulent transfer or conveyance. See “Risk Factors—Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors” in this prospectus supplement.

The guarantee will be a senior unsecured obligation of the Guarantor. The guarantee will:

•	rank equal in right of payment to any of the Guarantor’s existing and future unsecured and unsubordinated indebtedness and guarantees;

•

be effectively subordinated in right of payment to any of the Guarantor’s existing and future secured indebtedness and secured guarantees to the extent of the value of the assets securing such indebtedness or guarantees; and

•

be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) and (to the extent not held by the Guarantor) preferred equity, if any, of the Guarantor’s subsidiaries and of any entity the Guarantor accounts for using the equity method of accounting.

For additional information, see “Risk Factors—The effective subordination of the notes may limit our ability to satisfy our obligations under the notes” in this prospectus supplement.

Additional Notes

The series of debt securities of which the notes are a part may be reopened and we may, from time to time, issue additional debt securities of the same series ranking equally and ratably with the notes and with terms identical to the notes, except with respect to issue date, issue price and, if applicable, the date from which interest will accrue, without notice to, or the consent of, any of the holders of the notes, provided that if any such additional debt securities are not fungible with the notes for U.S. federal income tax purposes, such additional debt securities will have separate CUSIP and ISIN numbers from the notes. The additional debt securities will carry the same right to receive accrued and unpaid interest on the notes, and such additional debt securities will form a single series of debt securities with the notes.

Interest

The notes will bear interest at the rate per annum set forth on the cover page of this prospectus supplement from, and including, June , 2025, and the subsequent interest periods will be the periods from, and including, an interest payment date to, but excluding, the next interest payment date or the stated maturity date or earlier redemption date, as the case may be. Interest is payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2025, to the persons in whose names the notes are registered at the close of business on March 1, June 1, September 1 and December 1, as the case may be, immediately before the relevant interest payment date. All payments will be made in U.S. dollars.

Interest payments and payments of principal will be made only on a Business Day (as defined below). If any interest payment date, redemption date, repurchase date or the stated maturity date falls on a non-Business Day, we will make the payment on the next day that is a Business Day. Payments made on the next Business Day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a Default (as defined below) under the notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a Business Day. Additional Amounts (as defined in “Description of Debt Securities—Definitions” in the accompanying prospectus) shall not be payable with respect to the notes.

Interest on the notes will be computed on the basis of a 360 day year consisting of twelve 30 day months. “Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York City or the location of the corporate trust office of the trustee are authorized or required by law, regulation or executive order to close.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

Maturity

The notes will mature on June 15, 2030 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee, unless earlier redeemed by us at our option as described herein under “—Optional Redemption of the Notes.” The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Except as described herein under “—Offer to Repurchase Upon a Change of Control Repurchase Event,” the notes will not be subject to repayment at the option of the holder prior to the stated maturity date.

Optional Redemption of the Notes

On or after June 15, 2027, we may redeem for cash all or any portion of the notes, at our option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Notwithstanding the foregoing, interest due on an interest payment date falling on or prior to a redemption date will be payable to holders at the close of business on the record date for such interest payment date.

We are required to give notice of such redemption not less than 30 days nor more than 60 days prior to the redemption date to each holder either electronically or at its address appearing in the securities register maintained by the trustee. In the event we elect to redeem less than all of the notes, the particular notes to be redeemed will be selected in accordance with policies and procedures of DTC, which is currently by lot.

In the event of any redemption of the notes, we will not be required to:

•

issue, register the transfer of or exchange any note during a period beginning at the opening of business 15 days before selection of the notes to be redeemed and ending at the close of business on the day of the mailing of the notice of redemption; or

•	register the transfer of or exchange any notes so selected for redemption in whole or in part, except, the portion thereof not being redeemed.

From and after the redemption date (unless we default in the payment of the redemption price), interest will cease to accrue on any notes that have been called for redemption, such notes shall cease to be entitled to any benefit or security under the indenture, and the holders of such notes shall have no right in respect of such notes except the right to receive the redemption price thereof.

Discharge, Defeasance and Covenant Defeasance

The notes are subject to discharge, defeasance and covenant defeasance as described in “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus. In particular we may, by complying with the applicable procedures set forth in the indenture, at our option and at any time, elect to have our obligations and the obligations of the Guarantor released with respect to certain covenants under the indenture, including those described in the accompanying prospectus under the sections captioned “Description of Debt Securities—Material Covenants,” “Description of Debt Securities—Consolidation, Merger and Sale of Assets of Our Company” and “Description of Debt Securities—Consolidation, Merger and Sale of Assets of the Guarantor.”

The Registrar and Paying Agent

We will initially designate the trustee as the registrar and paying agent for the notes. Payments of interest and principal will be made, and the notes will be transferable, at the office of the paying agent, or at such other place or places as may be designated pursuant to the indenture. For notes which we issue in book-entry only form evidenced by a global note, payments will be made to a nominee of the depositary.

No Personal Liability

The indenture will provide that no recourse for the payment of the principal of, or interest on, any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours or the Guarantor in the indenture, or in any of the notes or the guarantee or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, trustee, employee or controlling person of our company or the Guarantor or of any successor person thereto. Each holder, by accepting the notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes and the guarantee.

Covenants

Other than as described below under “— Offer to Repurchase Upon a Change of Control Repurchase Event” and under “Description of Debt Securities—Consolidation, Merger and Sale of Assets of Our Company” and “Description of Debt Securities—Consolidation, Merger and Sale of Assets of the Guarantor” in the accompanying prospectus, the indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of notes protection in the event of a sudden and significant decline in our credit quality or a takeover, change of control, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating.

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless we have exercised our option to redeem the notes as described above, we will make an offer to each holder of notes to repurchase all or any part (in a principal amount of $25 and integral multiples of $25 in excess thereof) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus any accrued and unpaid interest on the notes repurchased to, but excluding, the repurchase date. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control (as defined below), but after the public announcement of the Change of Control, we will give notice to each holder with copies to the trustee and the paying agent (if other than the trustee) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given. The notice shall, if given prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered pursuant to our offer;

•	deposit with the trustee an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being purchased by us.

We will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if (i) we or our successor delivered a notice to redeem in the manner, at the times and otherwise in compliance with the optional redemption provision described above prior to the occurrence of the Change of Control Repurchase Event or (ii) a third party makes an offer in respect of the notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.

There can be no assurance that sufficient funds will be available at the time of any Change of Control Repurchase Event to make required repurchases of notes tendered. Our failure to repurchase the notes upon a Change of Control Repurchase Event would result in a default under the indenture. If the holders of the notes exercise their right to require us to repurchase the notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could result in defaults under any credit facility or other debt instruments to which we are or could become party, including the acceleration of the payment of any borrowings thereunder. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of our other debt and the notes. See “Risk Factors—We may not be able to repurchase the notes upon a Change of Control Repurchase Event” in this prospectus supplement.

“Change of Control” means the occurrence of the following:

•

a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our subsidiaries and our and their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing, or we otherwise become aware, that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity; or

•	the consummation of (A) any recapitalization, reclassification or change of our common shares (other than changes resulting from a subdivision or combination) as a result of which our common shares would be converted into, or exchanged for, cash, securities or other property; (B) any share exchange, consolidation or merger of us pursuant to which our common shares will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the property and assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries; provided, however, that a transaction described in the immediately preceding bullet or this bullet in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Change of Control pursuant to this bullet.

“Change of Control Repurchase Event” means the occurrence of a Change of Control.

Governing Law

The indenture, the notes and the guarantee will be governed by the laws of the State of New York.

Listing

We intend to apply to list the notes on the NYSE under the symbol “PMTW.” If approved, we expect trading in the notes to begin within 30 days after the original issue date of the notes.

Book Entry, Delivery and Form

We have obtained the information in this section concerning DTC and its book-entry system and procedures from sources that we believe to be reliable. We take no responsibility for the accuracy or completeness of this information. In addition, the description of the clearing system in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. DTC could change its rules and procedures at any time.

The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee).

So long as DTC or its nominee is the registered owner of the global notes representing the notes, DTC or such nominee will be considered the sole owner and holder of the notes for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in certificated form and will not be considered the owners or holders under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder.

Unless and until we issue the notes in fully certificated, registered form under the limited circumstances described under the heading “—Certificated Notes:”

•	you will not be entitled to receive a certificate representing your interest in the notes;

•	all references in this prospectus supplement or the accompanying prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

•

all references in this prospectus supplement or the accompanying prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the holder of the notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

DTC will act as securities depositary for the notes. The notes will be issued as fully registered notes registered in the name of Cede & Co. DTC is:

•	a limited purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

Purchases of notes under DTC’s system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except as provided under “—Certificated Notes.”

To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-Entry Only Form

Under the book-entry only form, the paying agent will make all required payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. Neither we, the trustee, nor any paying agent has any direct responsibility or liability for making any payment to owners of beneficial interests in the notes.

DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal and interest on the notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the notes on your behalf. We and the trustee under the indenture have no responsibility for any aspect of the actions of DTC or any of its direct or indirect participants. In addition, we and the trustee under the indenture have no responsibility or liability for any aspect of the records kept by DTC or any of its direct or indirect participants relating to or payments made on account of beneficial ownership interests in the notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We also do not supervise these systems in any way.

The trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a note if one or more of the direct participants to whom the note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your notes.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

If less than all of the notes are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each participant in such notes to be redeemed.

A beneficial owner of notes shall give notice to elect to have its notes repurchased or tendered, through its participant, to the trustee and shall effect delivery of such notes by causing the direct participant to transfer the participant’s interest in such notes, on DTC’s records, to the trustee. The requirement for physical delivery of notes in connection with a repurchase or tender will be deemed satisfied when the ownership rights in such notes are transferred by direct participants on DTC’s records and followed by a book-entry credit of such notes to the trustee’s DTC account.

Certificated Notes

Unless and until they are exchanged, in whole or in part, for notes in certificated registered form (“certificated notes”) in accordance with the terms of the notes, global notes representing the notes may not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

We will issue certificated notes in exchange for global notes representing the notes, only if:

•

DTC notifies us in writing that it is unwilling or unable to continue as depositary for the global notes or ceases to be a clearing agency registered under the Exchange Act, and we are unable to locate a qualified successor within 90 days of receiving such notice or becoming aware that DTC has ceased to be so registered, as the case may be;

•	an Event of Default has occurred and is continuing under the indenture and a request for such exchange has been made; or

•	we, at our option, elect to exchange all or part of a global note for certificated notes.

If any of the three above events occurs, DTC is required to notify all direct participants that certificated notes are available through DTC. DTC will then surrender the global notes representing the notes along with instructions for re-registration. The trustee will re-issue the notes in fully certificated registered form and will recognize the holders of the certificated notes as holders under the indenture.

Unless and until we issue certificated notes, (1) you will not be entitled to receive a certificate representing your interest in the notes, (2) all references in this prospectus supplement and the accompanying prospectus to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants, and (3) all references in this prospectus supplement and the accompanying prospectus to payments and notices to holders will refer to payments and notices to the depositary, as the holder of the notes, for distribution to you in accordance with its policies and procedures.

UNDERWRITING

Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, RBC Capital Markets, LLC, UBS Securities LLC, Wells Fargo Securities, LLC, Keefe, Bruyette & Woods, Inc. and Piper Sandler & Co. are acting as joint book-running managers of the offering. Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has severally and not jointly agreed to purchase from us, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite that underwriter’s name at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement:

Underwriter	Principal Amount of Notes
Morgan Stanley & Co. LLC	$
Goldman Sachs & Co. LLC
RBC Capital Markets, LLC
UBS Securities LLC
Wells Fargo Securities, LLC
Keefe, Bruyette & Woods, Inc.
Piper Sandler & Co.

Total	$

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters are obligated to purchase all of the notes if they purchase any of the notes. The underwriters’ obligations to purchase the notes from us are several and not joint.

The underwriters propose to offer the notes directly to the public initially at the public offering price set forth on the cover page of this prospectus supplement, plus accrued interest, if any, from June , 2025 and to certain dealers at the public offering price minus a concession not to exceed % of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed % of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the public offering price and other selling terms may be changed by the underwriters.

The notes consist of a new issue of securities with no established trading market. We intend to apply to list the notes on the NYSE under the symbol “PMTW” If the listing is approved, we expect trading of the notes to begin within the 30 day period after the initial delivery of the notes. Even if the notes are listed, there may be little or no secondary market for the notes. The underwriters have advised us that, following completion of this offering, one or more underwriters intend to make a market in the notes after the initial offering, although they are under no obligation to do so. The underwriters may discontinue any market making activities at any time without notice. We can give no assurance as to development, maintenance or liquidity of any trading market for the notes.

The underwriters will have the option to purchase, within a period of 30 days from the date of this prospectus supplement, up to an additional $    aggregate principal amount of notes from us, solely for the purpose of covering over-allotments, if any, at the public offering price less the underwriting discount. To the extent such option is exercised, each underwriter must purchase an amount of additional notes approximately proportionate to that underwriter’s initial purchase commitment.

The following table shows the total underwriting discount that we will pay to the underwriters in connection with this offering. The information assumes either no exercise or full exercise by the underwriters of their over- allotment option.

	Per Note	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds to us, before expenses	$	$	$

Certain expenses associated with the offer and the sale of the notes, exclusive of the underwriting discount, are estimated to be approximately $675,000 and will be paid by us. We will pay all of our expenses and costs in connection with this offering, including the underwriting discount payable to the underwriters, and we have agreed to reimburse the underwriters for the reasonable and documented out-of-pocket expenses incurred by the underwriters in connection with this offering, including legal fees and expenses, provided that such fees and expenses, including legal fees and expenses, shall not exceed $150,000.

In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a short position. Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering short positions or making stabilizing purchases, repurchase notes originally sold by the syndicate member.

Any of these activities may cause the price of the notes to be higher than the price that otherwise would exist in the absence of such activities. These activities, if commenced, may be discontinued at any time.

We and the Guarantor have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, or to contribute to payments the underwriters may be required to make in respect of any of those liabilities.

We have agreed that, subject to certain exceptions, no offering, sale, short sale or other disposition of any debt securities issued or guaranteed by us or other securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by us or derivative of debt securities issued or guaranteed by us (or agreement for such) will be made for a period of 30 days after the date of this prospectus supplement, directly or indirectly, by us, without the prior written consent of Morgan Stanley & Co. LLC.

Extended Settlement

We expect that delivery of the notes will be made to investors on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to their delivery will be required, by virtue of the fact that the notes will initially settle in T+5, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Other Jurisdictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restriction relating to the offering and the distribution of this prospectus supplement. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Conflicts of Interest

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments, including the notes. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

As described above under “Use of Proceeds,” we may use a portion of the net proceeds from this offering to repay indebtedness, which may include the repurchase or repayment of a portion of the 2026 notes. To the extent any of the underwriters or their affiliates own any of the 2026 notes, and to the extent that we use any net proceeds to repurchase or repay a portion of the 2026 notes, such underwriters or their affiliates may receive a portion of such payment. Additionally, affiliates of certain of the underwriters are lenders under certain of our master repurchase agreements and other credit facilities. To the extent that we use any net proceeds from this offering to reduce our indebtedness under such master repurchase agreements or other credit facilities, these affiliates may receive a portion of such payments.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Sidley Austin LLP, New York, New York, and, with respect to matters of Maryland law, by Venable LLP, Baltimore, Maryland. Sullivan & Cromwell LLP, Los Angeles, California has represented the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of PennyMac Mortgage Investment Trust as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement by reference to PennyMac Mortgage Investment Trust’s Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of PennyMac Mortgage Investment Trust’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We and the Guarantor have filed a registration statement on Form S-3 with the SEC in connection with this offering on June 3, 2025. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http:// www.sec.gov. In addition, copies of our SEC filings are available free of charge through our website (www.pennymacmortgageinvestmenttrust.com) as soon as reasonably practicable after filing with the SEC. The information contained on our website is not part of, or incorporated by reference into, this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act and therefore omit some of the information contained in the registration statement. We have also filed exhibits to the registration statement which are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits, as described in the previous paragraph.

DOCUMENTS INCORPORATED BY REFERENCE

SEC rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that this offering is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein and therein. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025;

•

the portions of our Definitive Proxy Statement on Schedule 14A filed on April  29, 2025 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•	our Current Report on Form 8-K filed on February 11, 2025.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: PennyMac Mortgage Investment Trust, 3043 Townsgate Road, Westlake Village, California 91361, Attention: Investor Relations, Telephone: (818) 224-7028.

PROSPECTUS

PennyMac Mortgage Investment Trust

Debt Securities

PennyMac Corp.

Guarantees of Debt Securities

PennyMac Mortgage Investment Trust may offer, issue and sell from time to time, debt securities in one or more series.

If the applicable prospectus supplement indicates that PennyMac Corp. will guarantee a series of debt securities of PennyMac Mortgage Investment Trust, PennyMac Corp. will fully and unconditionally guarantee the principal of, and premium (if any) and interest on, any such debt securities of PennyMac Mortgage Investment Trust. We will provide the specific terms of any securities we may offer in supplements to this prospectus.

You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of and terms of the offering of those securities.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.

Investing in our securities involves risks. You should carefully read and consider the risks described under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, in prospectus supplements relating to specific offerings of securities and in other information that we file with the Securities and Exchange Commission before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 3, 2025.

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities offered, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Documents Incorporated By Reference.”

This prospectus only provides you with a general description of the securities we may offer, which is not meant to be a complete description of the securities. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Documents Incorporated By Reference.”

Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto, references to “our company,” “we,” “us” and “our” mean PennyMac Mortgage Investment Trust and its consolidated subsidiaries, including PennyMac Corp., a Delaware corporation and an indirect wholly-owned subsidiary of PennyMac Mortgage Investment Trust, or PMC, and PennyMac Operating Partnership, L.P., a Delaware limited partnership, or our operating partnership.

References to “Agency” refer to the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation and the Government National Mortgage Association.

PENNYMAC MORTGAGE INVESTMENT TRUST

We are a specialty finance company that invests in mortgage-related assets. Our objective is to provide attractive risk-adjusted returns to our investors over the long-term, primarily through dividends and secondarily through capital appreciation. A significant portion of our investment portfolio is comprised of mortgage-related assets that we have created through our correspondent production activities, including mortgage servicing rights, or MSRs, subordinate mortgage-backed securities, or MBS, and credit risk transfer arrangements, which absorb credit losses on certain of the loans we have sold. We also invest in Agency and senior non-Agency MBS, subordinate credit-linked MBS and interest-only and principal-only stripped MBS. We have also historically invested in distressed mortgage assets (distressed loans and real estate acquired in settlement of loans), which we have substantially liquidated.

We are externally managed by PNMAC Capital Management, LLC, or PCM or our manager, an investment adviser that specializes in and focuses on U.S. mortgage assets. Our loans and MSRs are serviced by PennyMac Loan Services, LLC, or PLS or our servicer. PCM and PLS are both indirect controlled subsidiaries of PennyMac Financial Services, Inc., or PFSI, a publicly-traded mortgage banking and investment management company separately listed on the New York Stock Exchange.

We conduct substantially all of our operations and make substantially all of our investments through our operating partnership and our operating partnership’s subsidiaries. A wholly-owned subsidiary of ours is the sole general partner, and we are the sole limited partner, of our operating partnership.

We believe that we qualify, and we have elected to be taxed, as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, or the Code, beginning with our taxable period ended on December 31, 2009.

Our principal executive offices are located at 3043 Townsgate Road, Westlake Village, California 91361. Our telephone number is (818) 224-7442. Our website is www.pennymacmortgageinvestmenttrust.com. The information contained on our website is not part of, or incorporated by reference into, this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS

Investing in our securities involves risks. You should carefully read and consider the risks described under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as well as the other information contained in or incorporated by reference into this prospectus and in any applicable prospectus supplement, before making a decision to invest in our securities. Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, and could result in a partial or complete loss of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate herein by reference contain certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “continue,” “plan” or other similar words or expressions.

Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Examples of forward-looking statements include the following:

•	projections of our revenues, income, earnings per share, capital structure or other financial items;

•	descriptions of our plans or objectives for future operations, products or services;

•	forecasts of our future economic performance, interest rates, profit margins and our share of future markets; and

•	descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of generating any revenues.

Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. There are a number of factors, many of which are beyond our control, that could cause actual results to differ significantly from management’s expectations. Some of these factors are discussed below.

You should not place undue reliance on any forward-looking statement, each of which speaks only as of the date on which it is made, and you should consider the following uncertainties and risks, as well as the risks and uncertainties discussed in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We expressly state that we have no current intention to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

Factors that could cause actual results to differ materially from historical results or those anticipated include, but are not limited to:

•	changes in interest rates;

•	our ability to comply with various federal, state and local laws and regulations that govern our business;

•	volatility in our industry, the debt or equity markets, the general economy or the real estate finance and real estate markets;

•

events or circumstances which undermine confidence in the financial and housing markets or otherwise have a broad impact on financial and housing markets; changes in real estate values, housing prices and housing sales;

•	changes in macroeconomic, consumer and real estate market conditions;

•	the degree and nature of our competition;

•	the availability of, and level of competition for, attractive risk-adjusted investment opportunities in mortgage loans and mortgage-related assets that satisfy our investment objectives;

•	the inherent difficulty in winning bids to acquire mortgage loans, and our success in doing so;

•	the discontinuation of LIBOR, including its impact on our Series A Preferred Shares and Series B Preferred Shares;

•	the concentration of credit risks to which we are exposed;

•	our dependence on our manager and servicer, potential conflicts of interest with such entities and their affiliates, and the performance of such entities;

•	changes in personnel and lack of availability of qualified personnel at our manager, servicer or their affiliates;

•	our ability to mitigate cybersecurity risks, cybersecurity incidents and technology disruptions;

•	the availability, terms and deployment of short-term and long-term capital;

•	the adequacy of our cash reserves and working capital;

•	our ability to maintain the desired relationship between our financing and the interest rates and maturities of our assets;

•	the timing and amount of cash flows, if any, from our investments;

•	our substantial amount of indebtedness;

•	the performance, financial condition and liquidity of borrowers;

•	our exposure to risks of loss and disruptions in operations resulting from severe weather events, man-made or other natural conditions, including climate change and pandemics;

•	the ability of our servicer to approve and monitor correspondent sellers and underwrite loans to investor standards;

•	incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of our customers and counterparties;

•	our indemnification and repurchase obligations in connection with mortgage loans we may purchase, sell or securitize;

•	the quality and enforceability of the collateral documentation evidencing our ownership rights in our investments;

•	increased rates of delinquency, defaults and forbearances and/or decreased recovery rates on our investments;

•	the performance of mortgage loans underlying MBS in which we retain credit risk;

•	our ability to foreclose on our investments in a timely manner or at all;

•	increased prepayments of the mortgages and other loans underlying our mortgage-backed securities or relating to our mortgage servicing rights and other investments;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•

the effect of the accuracy of or changes in the estimates we make about uncertainties, contingencies and asset and liability valuations when measuring and reporting upon our financial condition and results of operations;

•	our ability to maintain appropriate internal control over financial reporting;

•	our ability to detect misconduct and fraud;

•	developments in the secondary markets for our mortgage loan products;

•	participating and investing in mortgage form securitizations;

•	legislative and regulatory changes that impact the mortgage loan industry or housing market;

•

regulatory or other changes that impact government agencies or government-sponsored entities, or such changes that increase the cost of doing business with such agencies or entities; the Consumer Financial Protection Bureau and its issued and future rules and the enforcement thereof;

•	changes in government support of home ownership and home affordability programs;

•	changes in our investment objectives or investment or operational strategies, including any new lines of business or new products and services that may subject us to additional risks;

•

limitations imposed on our business and our ability to satisfy complex rules for us to qualify as a REIT for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of our subsidiaries to qualify as REITs or as taxable REIT subsidiaries, or TRSs, for U.S. federal income tax purposes, as applicable;

•	changes in governmental regulations, accounting treatment, tax rates and similar matters;

•	our ability to make distributions to our shareholders in the future;

•	our failure to deal appropriately with issues that may give rise to reputational risk; and

•	our organizational structure and certain requirements in our charter documents.

These factors and the other risk factors described in this prospectus and any prospectus supplement, including the documents incorporated by reference herein and therein, are not necessarily all of the important factors that could cause our actual results and performance to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could adversely affect our business, income and/or financial condition. Consequently, there can be no assurance that the results or performance anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of securities by us under this prospectus for general business purposes, including funding our investment activity, repayment of indebtedness and working capital. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

Our senior debt securities will be issued under a senior indenture, as amended or supplemented from time to time, or the indenture, among us, as issuer, PMC, as the guarantor, or the Guarantor, and U.S. Bank Trust Company, National Association, as trustee, or the Trustee.

The following description is a summary of the material provisions of the indenture including references to the applicable section of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines the rights of holders of debt securities. Except as otherwise defined herein, terms used in this description but not otherwise defined herein are used as defined in the indenture. When we refer to “we,” “our,” “us,” and “our company” in this section, we are referring to PennyMac Mortgage Investment Trust excluding its subsidiaries, unless the context otherwise requires or as otherwise expressly stated herein.

The indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture is available for inspection at the corporate trust offices of the Trustee at U.S. Bank Trust Company, National Association, West Side Flats St Paul, EP-MN-WS3C, 111 Fillmore Ave E, Saint Paul, MN 55107. The indenture is subject to, and is governed by, the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. All section references appearing in this description are to sections of the indenture.

General

Our debt securities will be direct, unsecured obligations. The debt securities issued under the indenture are not limited as to aggregate principal amount and may be issued in one or more series. The principal amount and series will be established from time to time in or pursuant to authority granted by a resolution of our board of trustees. The principal amount and series also may be established in one or more indentures supplemental to the indenture. All debt securities of one series need not be issued at the same time (section 301 of the indenture). Unless otherwise provided, a series may be reopened for issuances of additional debt securities of such series without the consent of the holders of the debt securities of such series (section 301 of the indenture). The Trustee may resign or be removed with respect to one or more series of debt securities issued under the indenture, and a successor trustee may be appointed to act with respect to such series.

The terms of any series of debt securities may vary from the terms described here. Reference is made to each prospectus supplement for the specific terms of the series of debt securities being offered thereby, including:

(1) the title of such debt securities;

(2) the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

(3) the portion of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity of such debt securities, or the method by which any such portion shall be determined;

(4) the date(s), or the method for determining the date(s), on which the principal of such debt securities will be payable;

(5) the rate(s) (which may be fixed or variable) at which such debt securities will bear interest, if any, or the method by which such rate(s) shall be determined;

(6) the date(s), or the method for determining the date(s), from which interest, if any, will accrue;

(7) the date(s) on which any interest will be payable;

(8) the record date(s) for an interest payment, or the method by which such record date(s) shall be determined (the record date for an interest payment is the date on which a Person must be a holder in order to receive the interest payment);

(9) the Person to whom any interest shall be payable;

(10) the basis upon which any interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

(11) the place(s), if any, other than or in addition to The Borough of Manhattan, The City of New York, where:

a.	the principal of (and premium, if any) or interest, if any, and Additional Amounts, if any, on such debt securities will be payable,

b.	such debt securities may be surrendered for conversion or registration of transfer or exchange, and

c.	notices or demands in respect of such debt securities and the indenture may be served;

(12) the period(s) within which, the price(s) at which, the currency or currencies, currency unit(s) or composite currency or currencies at which, and the terms and conditions upon which such debt securities may be redeemed at our option, as a whole or in part, if we are to have the option to redeem such debt securities;

(13) our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period(s) within which, the price(s) at which, the currency or currencies, currency unit(s) or composite currency or currencies at which and the terms and conditions upon which we are obligated, if at all, to redeem, repay or purchase such debt securities, as a whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder thereof;

(14) if other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(15) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined (the index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies);

(16) any additions to, modifications of or deletions from the terms of such debt securities with respect to the Events of Default or covenants set forth in the indenture;

(17) whether such debt securities will be issued in certificated or book-entry form;

(18) whether such debt securities will be in registered or bearer form or both and, if and to the extent in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if and to the extent in bearer form, the denominations thereof if other than $5,000 any integral multiple thereof and, the terms and conditions relating thereto;

(19) the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture;

(20) whether and under what circumstances we will pay Additional Amounts on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment;

(21) whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series;

(22) if other than the Trustee, the security registrar and/or paying agent;

(23) provisions, if any, granting special rights to holders upon the occurrence of such events as may be specified; and

(24) any other terms of such debt securities not inconsistent with the provisions of the indenture, as supplemented by any supplemental indenture entered into with respect to such series of debt securities.

The debt securities may provide for the payment of less than the entire principal amount upon declaration of acceleration of the maturity of the debt securities. Such debt securities are known as “Original Issue Discount Securities.” Any material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

The indenture does not contain any provision that would limit our or the Guarantor’s ability to incur indebtedness or that would afford holders of debt securities protection in a highly leveraged or similar action involving our company or the Guarantor or in the event of a change of control of our company or the Guarantor. Reference is made to the applicable prospectus supplement for information with respect to any deletion from, modification of or addition to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issued in denominations of $1,000 and integral multiples thereof, other than bearer securities issued in global form (section 302 of the indenture).

Unless otherwise specified in the applicable prospectus supplement, principal, premium, if any, and interest payments on any series of debt securities will be made at the corporate trust office of the Trustee as follows: U.S. Bank Trust Company, National Association, West Side Flats St Paul, EP-MN-WS3C, 111 Fillmore Ave E, Saint Paul, MN 55107. However, we may elect to pay interest by check mailed to the address of the holder as it appears in the register for debt securities of such series or by wire transfer of funds to the holder at an account maintained within the United States (sections 301, 305, 306, 307 and 1002 of the indenture).

Any interest with respect to a debt security that is not punctually paid or duly provided for on the date the interest is due and payable will cease to be payable thereafter to the holder on the applicable record date. The interest may be paid to the holder at the close of business on a special record date fixed by the Trustee for the payment of the interest. Notice of such payment must be given to the holder of such debt security not less than 10 days prior to the special record date. Such interest may also be paid at any time in any other lawful manner, all as more completely described in the indenture (section 307 of the indenture).

Subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such debt securities at the corporate trust office of the Trustee. In addition, subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the Trustee. Every debt security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be incurred for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (section 305 of the indenture). If the applicable prospectus supplement refers to any transfer agent (in addition to the Trustee) that we initially designated with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts; however, we will be required to maintain a transfer agent in each place where principal, premium, if any, and interest payments on debt securities of such series are payable. We may designate additional transfer agents with respect to any series of debt securities at any time (section 1002 of the indenture).

Neither our company nor the Trustee will be required:

•

to issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	to register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part;

•

to exchange any bearer security called for redemption except that such bearer security may be exchanged for a registered security of that series and like tenor, provided that such registered security shall be simultaneously surrendered for redemption; or

•

to issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be repaid (section 305 of the indenture).

Consolidation, Merger and Sale of Assets of Our Company

The indenture provides that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other Person, provided that in any such case:

(1) we are the continuing Person, or the successor Person shall be organized and existing under the laws of the United States or a state thereof or the District of Columbia, and shall expressly assume payment of the principal of (and premium, if any) and interest and all Additional Amounts, if any, on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture by supplemental indenture satisfactory to the Trustee;

(2) immediately after giving effect to such transaction and treating any indebtedness which becomes our or any of our subsidiaries’ obligation as a result thereof as having been incurred by us or any of our subsidiaries at the time of such transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, occurs and is continuing; and

(3) any consolidation, merger, sale, lease or conveyance is also subject to the condition that the Trustee receive an officer’s certificate and legal opinion to the effect that any such consolidation, merger, sale, lease or conveyance, and the assumption by any successor Person, complies with Article 8 of the indenture and that all conditions precedent provided therein relating to such transaction have been complied with (sections 801 and 804 of the indenture).

Guarantees

If the applicable prospectus supplement indicates that the Guarantor will guarantee a series of our debt securities, the debt securities issued by us will be fully and unconditionally guaranteed by the Guarantor. If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, along with a notation of guarantee, will be executed by the Guarantor. The obligations of the Guarantor under the guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantee will be set forth in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets of the Guarantor

The indenture provides that the Guarantor may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other Person, provided that in any such case:

(1) the Guarantor is the continuing Person, or the successor Person shall be organized and existing under the laws of the United States or a state thereof or the District of Columbia, and shall expressly assume the obligations of the Guarantor under the guarantee and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture by supplemental indenture satisfactory to the Trustee;

(2) immediately after giving effect to such transaction and treating any indebtedness which becomes the Guarantor’s or any subsidiary of the Guarantor’s obligation as a result thereof as having been incurred by the Guarantor or such subsidiary at the time of such transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, occurs and is continuing; and

(3) any consolidation, merger, sale, lease or conveyance is also subject to the condition that the Trustee receive an officer’s certificate and legal opinion to the effect that any such consolidation, merger, sale, lease or conveyance, and the assumption by any successor Person, complies with Article 8 of the indenture and that all conditions precedent provided therein relating to such transaction have been complied with (sections 803 and 804 of the indenture).

Material Covenants

The indenture contains the following covenants:

Existence. Except as permitted under the provisions of the indenture described under the caption “—Consolidation, Merger and Sale of Assets of Our Company” and “—Consolidation, Merger and Sale of Assets of the Guarantor,” each of our company and the Guarantor must preserve and keep in full force and effect its respective existence, rights (charter and statutory) and franchises. Neither our company nor the Guarantor will be required to preserve any right or franchise if we or the Guarantor, as the case may be, determine that the preservation of that right or franchise is no longer desirable in the conduct of our or the Guarantor’s business, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the holders of the senior debt securities (section 1004 of the indenture). This covenant shall not apply to the Guarantor with respect to a series of our debt securities if the Guarantor does not guarantee such debt securities.

Maintenance of Properties. Each of us and the Guarantor will cause all of its respective properties that are used or useful in the conduct of its respective business or the respective business of its subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. Each of us and the Guarantor also are required to make all necessary repairs, renewals, replacements, betterments and improvements to the respective properties of our company and the Guarantor, as the case may be. We and the Guarantor, as the case may be, must do these things as necessary in our or the Guarantor’s judgment, as the case may be, to conduct the business carried on in connection therewith in a proper and advantageous manner at all times. However, we, the Guarantor and our and the Guarantor’s respective subsidiaries will not be prevented from selling or otherwise disposing of properties for value in the ordinary course of business (section 1005 of the indenture). This covenant shall not apply to the Guarantor with respect to a series of our debt securities if the Guarantor does not guarantee such debt securities.

Payment of Taxes and Other Claims. Each of our company and the Guarantor must pay or discharge, or cause to be paid or discharged, before the same become delinquent:

(1) all of its respective taxes, assessments and governmental charges levied or imposed upon us or the Guarantor, as the case may be, or any of its respective subsidiaries or upon the income, profits or property of our company or the Guarantor, as the case may be, or any of our or the Guarantor’s respective subsidiaries; and

(2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of our company or the Guarantor, as the case may be, or any of our or the Guarantor’s respective subsidiaries.

However, neither us nor the Guarantor will be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or to the extent the non-payment thereof could not reasonably be expected to have a material adverse effect on us or the Guarantor, as the case may be (section 1006 of the indenture). This covenant shall not apply to the Guarantor with respect to a series of our debt securities if the Guarantor does not guarantee such debt securities.

Provision of Financial Information. We will be required to file with the Trustee, within 15 days after we file the same with the SEC, copies of the annual and other reports which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. If we are not so required to file such reports with the SEC under said Sections, then we will be required to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed by the SEC, such of the supplementary and periodic reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations. Any documents filed by us with the SEC via the SEC’s EDGAR system (or such successor thereto) will be deemed filed with the Trustee as of the time such documents are filed via the SEC’s EDGAR system (or such successor thereto), provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such filing has occurred.

Delivery of any such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants.

Events of Default, Notice and Waiver

The indenture provides that the following events are “Events of Default” with respect to any series of debt securities issued thereunder:

(1) default for 30 days in the payment of any installment of interest, Additional Amounts or coupons on any debt security of such series;

(2) default in the payment of the principal of (or premium, if any, on) any debt security of such series at the time such payment becomes due and payable;

(3) default in the deposit of any sinking fund payment as required for any debt security of such series;

(4) default in the performance, or breach, of any other covenant or warranty of our company or, if applicable, the Guarantor contained in the indenture continued for 60 days after written notice as provided in the indenture;

(5) default under any bond, debenture, note or other evidence of indebtedness of our company or, if applicable, the Guarantor or under any mortgage, indenture or other instrument of our company or, if applicable, the Guarantor under which there may be issued or by which there may be secured or evidenced any indebtedness of our company or the Guarantor, as the case may be (or by any subsidiary of our company or the Guarantor, as the case may be, the repayment of which our company or the Guarantor has guaranteed or for which our company or the Guarantor is directly responsible or liable as obligor or guarantor), which results in the acceleration of indebtedness in an aggregate principal amount exceeding $50,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled as provided in the indenture;

(6) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee, of our company or of any significant subsidiary of our company as defined in Regulation S-X promulgated under the Securities Act of 1933, as amended, or the Securities Act, or, if applicable, the Guarantor or of the respective property of any such entity; and

(7) any other Event of Default provided with respect to that series of debt securities (section 501 of the indenture).

If an Event of Default occurs under the indenture with respect to Outstanding debt securities of any series issued thereunder and is continuing, then the Trustee or the holders of not less than 25% in principal amount of the Outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately by written notice to us. If the holders give notice to us, they must also give notice to the Trustee. If the debt securities are Original Issue Discount Securities or Indexed Securities, the amount declared to be due and payable will be such portion of the principal amount as specified in the terms thereof. However, at any time after a declaration of acceleration with respect to debt securities of such series (or of all debt securities then Outstanding under the indenture, as the case may be) has been made, the holders of a majority in principal amount of the debt securities of such series or of each series of debt securities then Outstanding under the indenture, as the case may be, may rescind and annul such declaration and its consequences if:

(1) we have paid or deposited with the Trustee all required payments of the principal of (and premium, if any) and interest and Additional Amounts payable on the debt securities of such series or of all debt securities then Outstanding under the indenture, as the case may be, plus certain fees, expenses, disbursements and advances of the Trustee; and

(2) all Events of Default have been cured or waived as provided in the indenture (except for the nonpayment of accelerated principal (or specified portion thereof) with respect to debt securities of such series or of all debt securities then Outstanding under the indenture) (section 502 of the indenture).

The indenture also provides that the holders of a majority in principal amount of the debt securities of any series or of each series of debt securities then Outstanding under the indenture may waive any past default with respect to such series and its consequences.

However, holders may not waive a default:

•	in the payment of the principal of (or premium, if any) or interest on or Additional Amounts payable in respect of any debt security of such series; or

•

in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each Outstanding debt security affected thereby (section 513 of the indenture).

The indenture provides that the Trustee is required to give notice to the holders of debt securities issued thereunder within 90 days of it receiving written notice of a default under the indenture. However, the Trustee may withhold notice of any default to the holders of any such series of debt securities if certain officers of the Trustee consider such withholding to be in the interest of the holders. The Trustee may not withhold notice with respect to a default in the payment of the principal of (or premium, if any) or interest on any debt security or in the payment of any sinking installment in respect of any debt security (section 601 of the indenture).

The indenture provides that no holder of debt securities of any series issued thereunder may institute any proceeding, judicial or otherwise, with respect to the indenture or for any remedy thereunder. However, a holder of debt securities may institute a proceeding if the Trustee fails to act for 60 days after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the Outstanding debt securities of such series, as well as an offer of security and/or indemnity reasonably satisfactory to it (section 507 of the indenture). However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on the debt securities held by that holder at the respective due dates thereof (section 508 of the indenture).

Subject to provisions in the indenture relating to its duties in case of default and unless holders of any series of debt securities then Outstanding under the indenture have offered, and if requested, provided security and/or indemnity reasonably satisfactory to the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of the holders (section 602 of the indenture). The holders of a majority in principal amount of the Outstanding debt securities of any series (or of each series of debt securities then Outstanding under the indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee. They also have the right to direct the time, method and place of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with the indenture or any law which may involve the Trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders) (section 512 of the indenture).

Within 120 days after the close of each fiscal year, each of our company and the Guarantor must deliver to the Trustee a certificate signed by one of several specified officers. The certificate must state whether such officer has knowledge of any default under the indenture and, if so, specify each such default and the nature and status thereof (section 1007 of the indenture).

Modification of the Indenture

Modifications and amendments to the indenture may be made only with the consent of the holders of a majority in principal amount of all Outstanding debt securities issued thereunder which are affected by such modification or amendment. However, unless the consent of the holder of each affected debt security is obtained, no modification or amendment may:

•	change the date specified in any such debt security as the fixed date on which the principal thereof is due and payable;

•	change the date specified in any such debt security as the fixed date on which any installment of interest (or premium, if any) is due and payable;

•	reduce the principal amount of any such debt security;

•	reduce the rate or amount of interest on any such debt security;

•	reduce the premium payable on redemption of any such debt security;

•	reduce any Additional Amount payable in respect of any such debt security;

•

reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	change the place of payment of principal of (or premium, if any) or interest on any such debt security;

•	change the currency or currencies for payment of principal of (or premium, if any) or interest on such debt security;

•	change our obligation to pay Additional Amounts;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•

if the debt securities of that series are entitled to the benefit of a guarantee, modify or amend the terms and conditions of the obligations of the Guarantor as guarantor of the debt securities of that series in a manner adverse to the holders of such debt securities;

•

reduce the percentage of Outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder, or to reduce the quorum or voting requirements set forth in the indenture; or

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such debt security (section 902 of the indenture).

The indenture provides that the holders of a majority in principal amount of Outstanding debt securities issued thereunder have the right to waive our compliance with certain covenants in the indenture, including those described in the section of this prospectus captioned “—Material Covenants” (section 902 of the indenture).

Our company and the Trustee may modify and amend the indenture without the consent of any holder of debt securities issued thereunder for any of the following purposes:

•	to evidence the succession of another Person to our and the Guarantor’s obligations under the indenture;

•

to add to our or the Guarantor’s covenants for the benefit of the holders of all or any series of debt securities issued thereunder or to surrender any right or power conferred upon us or the Guarantor in the indenture;

•	to add Events of Default for the benefit of the holders of all or any series of debt securities issued thereunder;

•

to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities issued thereunder in bearer form, or to permit or facilitate the issuance of such debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of such debt securities of any series in any material respect;

•

to change or eliminate any provision of the indenture, provided that any such change or elimination shall become effective only when there are no debt securities Outstanding of any series issued thereunder which are entitled to the benefit of such provision;

•	to secure or add guarantees for the benefit of the debt securities issued thereunder;

•	to establish the form or terms of debt securities of any series issued thereunder;

•	to provide for the acceptance of appointment by a successor Trustee;

•	to facilitate the administration of the trusts under the indenture by more than one Trustee;

•

to cure any ambiguity, defect or inconsistency in the indenture, provided that such action shall not adversely affect in any material respect the interests of holders of debt securities of any series issued thereunder;

•

to conform the terms of the indenture or the debt securities of a series to the description thereof contained in any prospectus or other offering document or memorandum relating to the offer and sale of such debt securities; or

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities issued thereunder; however, such action shall not adversely affect in any material respect the interests of the holders of the debt securities of any series issued thereunder (section 901 of the indenture).

The indenture provides that in determining whether the holders of the requisite principal amount of Outstanding debt securities of a series issued thereunder have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of such debt securities:

•

the principal amount of an Outstanding Original Issue Discount Security shall be the amount of the principal that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity of the security;

•

the principal amount of an Outstanding debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such debt security in the amount determined as provided above);

•

the principal amount of an Outstanding Indexed Security shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to section 301 of the indenture; and

•	debt securities owned by us, any other obligor upon the debt securities, any of our Affiliates or of such other obligor shall be disregarded (section 101 of the indenture).

The indenture contains provisions for convening meetings of the holders of an issued series of debt securities (section 1501 of the indenture). The Trustee may call a meeting at any time. Our company or the holders of at least 10% in principal amount of the Outstanding debt securities of such series may also call a meeting upon request. Notice of a meeting must be given as provided in the indenture (section 1502 of the indenture). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding debt securities of that series. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the Outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding debt securities of that series. Any resolution passed or decision taken at any duly held meeting of holders of debt securities of any series will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be the persons holding or representing a majority in principal amount of the Outstanding debt securities of a series.

However, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding debt securities of such series will constitute a quorum (section 1504 of the indenture).

Notwithstanding the provisions described above, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all Outstanding debt securities affected thereby, or of the holders of such series and one or more additional series:

(1) there shall be no minimum quorum requirement for such meeting; and

(2) the principal amount of the Outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture (section 1504 of the indenture).

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal, premium, if any, and interest to the date of such deposit if such debt securities have become due and payable or to the date specified in such debt securities as the fixed date on which the payment of principal and interest on such debt securities is due and payable or the date fixed for redemption of such debt securities, as the case may be (section 401 of the indenture). Funds shall be deposited in such currency or currencies, currency unit(s) or composite currency or currencies in which such debt securities are payable.

The indenture provides that, if the provisions of Article Fourteen thereof (relating to defeasance and covenant defeasance) are made applicable to the debt securities of or within any series issued thereunder, we may elect either:

(1) to defease and be discharged from any and all obligations with respect to such debt securities. However, we will not be discharged from the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities. In addition, we will not be discharged from the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust, or defeasance (section 1402 of the indenture); or

(2) to be released from our and the Guarantor’s obligations relating to (a) sections 1004 to 1006, inclusive, of the indenture (being the first three restrictions described under the caption “—Material Covenants”) and, if provided under the indenture, our and the Guarantor’s obligations with respect to any other covenant contained in the indenture, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such debt securities, or covenant defeasance (section 1403 of the indenture).

Defeasance or covenant defeasance will occur upon our irrevocable deposit with the Trustee, in trust, of an amount sufficient to pay (without reinvestment of interest from Government Obligations, if any) the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments, on their scheduled due dates. The amount deposited will be in Government Obligations (as defined below) or such currency or currencies, currency unit(s) or composite currency or currencies in which such debt securities are payable at maturity, or both.

Such a trust may be established only if, among other things, we have delivered to the Trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service, or the IRS, or a change in applicable United States federal income tax law occurring after the date of the indenture (section 1404 of the indenture).

“Government Obligations” means securities that are:

(1) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, and for which the full faith and credit of the applicable government is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the other government or governments in the confederation which issued the foreign currency in which the debt securities of such series are payable. The payment of these obligations must be unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and the obligations may not be callable or redeemable at the option of the issuer or issuers thereof. Such obligations also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt (section 101 of the indenture).

In the event that we effect defeasance with respect to any series of debt securities, the Guarantor will be released from its guarantee, if any, of the debt securities of such series, except that the following obligations of the Guarantor under its guarantee, if any, of such series of debt securities will survive such defeasance and remain in full force and effect: (1) the Guarantor’s guarantee of our obligations with respect to the debt securities of such series that survive such defeasance; and (2) the Guarantor’s obligation, if any, to pay Additional Amounts in respect of any amounts payable under its Guarantee of such series of debt securities.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

(1) the holder of a debt security of such series is entitled to, and does, elect under the indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security; or

(2) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such debt security as they become due out of the proceeds yielded by converting the amount deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate (section 1405 of the indenture).

“Conversion Event” means the cessation of use of:

(1) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of actions by a central bank or other public institution of or within the international banking community; or

(2) any currency unit or composite currency for the purposes for which it was established (section 101 of the indenture).

Unless otherwise described in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default, other than

(1) the Event of Default described in clause (4) under “—Events of Default, Notice and Waiver” or

(2) the Event of Default described in clause (7) under “—Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance,

the amount in such currency, currency unit or composite currency in which such debt securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such debt securities at the fixed date on which they become due and payable but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. In any such event, we would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

The Trustee

U.S. Bank Trust Company, National Association, serves as Trustee for our debt securities pursuant to the indenture.

Definitions

Set forth below are defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Additional Amounts” means any additional amounts which are required by a debt security or by or pursuant to a resolution of our board of trustees, under circumstances specified therein, to be paid by us in respect of certain taxes imposed on certain holders and which are owing to such holders.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. Control means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Holder” means the Person in whose name a debt security is registered in the register for each series of debt securities.

“Indexed Security” means a debt security for which the principal amount payable on the date specified in such debt security as the fixed date on which the principal of such security is due and payable may be more or less than the principal face amount thereof at original issuance.

“Outstanding,” when used with respect to debt securities, means, as of the date of determination, all debt securities theretofore authenticated and delivered under the indenture, except:

(1) debt securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2) debt securities, or portions thereof, for whose payment or redemption or repayment at the option of the holder money in the necessary amount has been deposited with the Trustee or any paying agent (other than by us) in trust or set aside and segregated in trust by us (if we shall act as our own paying agent) for the holders of such debt securities and any coupons appertaining thereto, provided that, if such debt securities are to be redeemed, notice of such redemption has been duly given pursuant to the indenture or provision therefor satisfactory to the Trustee has been made;

(3) debt securities, except to the extent provided in sections 1402 and 1403 of the indenture, with respect to which we have effected defeasance and/or covenant defeasance; and

(4) debt securities which have been paid pursuant to section 306 of the indenture or in exchange for or in lieu of which other debt securities have been authenticated and delivered pursuant to the indenture, other than any such debt securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such debt securities are held by a bona fide purchaser in whose hands such debt securities are our valid obligations;

provided, however, that in determining whether the holders of the requisite principal amount of the Outstanding securities have given any request, demand, authorization, direction, notice, consent of waiver hereunder or are present at a meeting of holders for quorum purposes, and for the purpose of making the calculations required by section 313 of the Trust Indenture Act:

(1) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof;

(2) the principal amount of any debt security denominated in a foreign currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the U.S. dollar equivalent, determined pursuant to section 301 of the indenture as of the date such debt security is originally issued by us, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent as of such date of original issuance of the amount determined as provided in clause (1) above) of such debt security;

(3) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to section 301 of the indenture; and

(4) debt securities owned by us or any other obligor upon the debt securities or any Affiliate of ours or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which the Trustee actually knows to be so owned shall be so disregarded. Debt securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to any such debt securities and that the pledgee is not us or any other obligor upon the debt securities or any Affiliate of ours or of such other obligor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Subsidiary” means, with respect to any Person, an entity a majority of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more of such Person’s other subsidiaries. For purposes of this definition, “voting stock” means equity securities having voting power for the election of directors, managers or trustees, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Governing Law

The indenture, the debt securities and any guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry Debt Securities

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of DTC or a nominee of DTC.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following section is a summary of certain material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of our debt securities. This summary does not provide a complete analysis of all potential tax considerations. This section is based upon the Code, the regulations promulgated by the U.S. Treasury Department under the Code, or the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or is expected to be sought from the IRS regarding any matter discussed in this summary. The summary generally applies only to beneficial owners of our debt securities that purchase the debt securities at original issue for an amount equal to the issue price of the debt securities, which is the first price at which a substantial amount of the debt securities is sold for money to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, initial purchasers, placement agents or wholesalers), and that hold the debt securities as “capital assets” (generally, for investment). This discussion does not address any proposals to modify any tax laws (including, without limitation, current legislative proposals that could impose or increase the U.S. federal income or withholding taxes applicable to non-U.S. holders (as defined below) from certain jurisdictions). In addition, this discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances or to a beneficial owner subject to special tax rules, such as:

•	U.S. expatriates;

•	dealers in securities or traders in securities who elect to use a mark to market method of accounting;

•	subchapter S corporations;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker dealers;

•	REITs;

•	regulated investment companies;

•	trusts and estates;

•	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;

•	persons who hold the debt securities on behalf of another person as nominees;

•	persons holding the debt securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons holding the debt securities through a partnership or similar pass through entity;

•	tax-exempt organizations;

•	persons subject to the base erosion and anti-abuse tax;

•

controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax and other non-U.S. holders (as defined below), except to the extent discussed below under “—Non-U.S. Holders”; and

•	persons deemed to sell debt securities under the constructive sale provisions of the Code.

Finally, the summary does not address the potential application of the Medicare net investment income tax or the alternative minimum tax provisions of the Code, the effects of the U.S. federal estate and gift tax laws or the effects of any applicable foreign, state or local laws.

As used herein, the term “U.S. holder” means a beneficial owner of our debt securities that, for U.S. federal income tax purposes, is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state of the United States (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election to be treated as a U.S. person.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our debt securities, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partner and the partnership. A beneficial owner of our debt securities that is a partnership, and partners in such a partnership, should consult their own tax advisors about the U.S. federal income tax consequences of acquiring, owning and disposing of our debt securities.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR DEBT SECURITIES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING THE DEBT SECURITIES TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR DEBT SECURITIES.

Potential Application of Rules Governing Contingent Payment Debt Instruments

In certain circumstances as will be described in the applicable prospectus supplement, we may be obligated to pay amounts in excess of the stated interest or principal on our debt securities. The potential obligation to pay these additional amounts may implicate the provisions of applicable Treasury Regulations relating to “contingent payment debt instruments.”

Except as otherwise described in the applicable prospectus supplement, although the matter is not free from doubt, we generally do not expect to treat any such debt securities as contingent payment debt instruments. However, there is no assurance that our position would be respected by the IRS or, if challenged, upheld by a court. If the IRS were to challenge our position, such debt securities may constitute contingent payment debt instruments. If any debt securities are treated as contingent payment debt instruments, a holder of such debt securities that is subject to United States federal income tax may be required to accrue OID (as defined below) on the debt securities in excess of stated interest, and to treat as ordinary income (rather than capital gain) any gain that is recognized upon a sale, exchange, redemption or other taxable disposition of the debt securities. In the event that any such contingency were to occur, it would affect the character, amount and timing of any income recognized. The discussions below under “—U.S. Holders” and “—Non-U.S. Holders” assume that the debt securities will not be treated as contingent payment debt instruments. Holders should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the debt securities.

U.S. Holders

The following discussion is limited to certain U.S. federal income tax consequences relevant to a U.S. holder.

Taxation of Interest

U.S. holders will be required to recognize as ordinary income the stated interest paid or accrued on a debt security, in accordance with their regular method of tax accounting. In general, if the stated redemption price at maturity of a debt instrument exceeds its issue price by at least a statutorily defined de minimis amount (generally 0.25% of the stated redemption price at maturity multiplied by the number of complete years from the issue date to maturity), the U.S. holder will be required to include such excess in income as original issue discount, or OID, over the term of the instrument on a constant yield basis, irrespective of its regular method of tax accounting. This discussion assumes that our debt securities will not be issued with OID for U.S. federal income tax purposes.

In general, a payment of stated interest on a debt security will be taxable to a U.S. holder as ordinary interest income at the time it is accrued or is paid in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of Debt Securities

A U.S. holder generally will recognize capital gain or loss if the U.S. holder disposes of a debt security in a sale, exchange, redemption or other taxable disposition. The U.S. holder’s gain or loss generally will equal the difference between the proceeds received by the U.S. holder (other than amounts attributable to accrued but unpaid interest, which will be taxable as described above under “—Taxation of Interest”) and the U.S. holder’s tax basis in the debt security. The U.S. holder’s tax basis in the debt security generally will equal the amount the U.S. holder paid for the debt security. The gain or loss recognized by the U.S. holder on the disposition of the debt security will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year, or short-term capital gain or loss if the U.S. holder has held the debt security for one year or less, at the time of the disposition. Long-term capital gains of certain non-corporate taxpayers are generally taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to significant limitations.

Non-U.S. Holders

A “non-U.S. holder” is a beneficial owner of our debt securities (other than a partnership or entity that is treated as a partnership for U.S. federal income tax purposes or a tax-exempt entity) that is not a U.S. holder.

NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES THAT MAY BE RELEVANT TO THEM.

The following discussion is limited to the U.S. federal income tax consequences relevant to a non-U.S. holder (as defined above).

Taxation of Interest

Subject to the discussion below under “—Backup Withholding and Information Reporting,” “—Foreign Accounts,” and “—Income or Gains Effectively Connected with a U.S. Trade or Business,” under current U.S.

federal income tax law, U.S. federal withholding tax generally will not apply to payments by us or our paying agent (in its capacity as such) of principal of and interest on a non-U.S. holder’s debt securities under the “portfolio interest” exception of the Code, provided that in the case of interest:

•

the non-U.S. holder does not, directly or indirectly, actually or constructively, own 10% or more of our outstanding voting stock within the meaning of section 871(h)(3) of the Code and the related Treasury Regulations;

•

the non-U.S. holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Code);

•	the non-U.S. holder is not a bank receiving interest described in section 881(c)(3)(A) of the Code;

•	such interest is not effectively connected with the non-U.S. holder’s conduct of a United States trade or business; and

•	the non-U.S. holder provides a properly executed IRS Form W-8BEN, W-8BEN-E, or other applicable form.

The applicable Treasury Regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under these Treasury Regulations, special rules apply to pass through entities, and this certification requirement may also apply to beneficial owners of pass through entities.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will generally be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to U.S. federal withholding tax because it is effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States (as discussed below under “—Income or Gains Effectively Connected with a U.S. Trade or Business”).

Sale, Exchange, Redemption or Other Taxable Disposition of Debt Securities

Subject to the discussion below under “—Backup Withholding and Information Reporting,” “—Foreign Accounts,” and “—Income or Gains Effectively Connected with a U.S. Trade or Business,” non-U.S. holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption or other taxable disposition of debt securities (other than with respect to payments attributable to accrued interest, which will be taxed as described above under “—Non-U.S. Holders—Taxation of Interest”). This general rule, however, is subject to several exceptions. For example, the gain will be subject to U.S. federal income tax if:

•

the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, generally, if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder), in which case the gain will be subject to tax as described below under “—Non-U.S. Holders—Income or Gains Effectively Connected with a U.S. Trade or Business”; or

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more in the year of disposition and certain other conditions apply, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses provided the non-U.S. holder timely files U.S. federal income tax returns with respect to such losses, will be subject to a flat 30% tax, even though the individual is not considered a resident of the United States.

Income or Gains Effectively Connected with a U.S. Trade or Business

The preceding discussion of the U.S. federal income and withholding tax considerations of the acquisition, ownership and disposition of our debt securities by a non-U.S. holder assumes that the non-U.S. holder is not engaged in a U.S. trade or business, which interest on a debt security or gain recognized from the sale, exchange, redemption or other taxable disposition of a debt security is effectively connected with. If any interest on the debt securities, or gain from the sale, exchange, redemption or other taxable disposition of the debt securities is effectively connected with a U.S. trade or business conducted by the non-U.S. holder, then the income or gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and generally in the same manner applicable to U.S. holders (but not the 30% U.S. federal withholding tax if the non-U.S. holder provides an IRS Form W-8ECI with respect to interest, as described above). If the non-U.S. holder is eligible for the benefits of a tax treaty between the United States and the non-U.S. holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax on a net income basis only if it is also attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States. Payments of interest that are effectively connected with a U.S. trade or business (and, if a tax treaty applies, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a non-U.S. holder, will not be subject to 30% U.S. federal withholding tax, provided that the non-U.S. holder claims exemption from withholding by timely filing a properly completed and executed IRS Form W-8ECI, or any successor form as the IRS designates, prior to payment. If the non-U.S. holder is a corporation (including for this purpose any entity treated as a corporation for U.S. federal income tax purposes), that portion of its earnings and profits that is effectively connected with its U.S. trade or business may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate specified by an applicable income tax treaty).

Backup Withholding and Information Reporting

In general, information reporting requirements and backup withholding at the applicable rate will apply to payments on a debt security (including stated interest payments and payments of the proceeds from the sale, exchange, redemption, repurchase, retirement or other taxable disposition of a debt security) to a U.S. holder, unless the holder of the debt security (1) is a corporation for U.S. federal income tax purposes or comes within certain exempt categories and, when required, demonstrates that fact or (2) with respect to backup withholding, provides a correct taxpayer identification number, certifies as to its exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Certain penalties may be imposed by the IRS on a holder that is required to supply information but does not do so in the proper manner.

Backup withholding generally will not apply to payments on a debt security to a non-U.S. holder if the statement described herein under “—Non-U.S. Holders—Taxation of Interest,” or “—Non-U.S. Holders—Income or Gains Effectively Connected with a U.S. Trade or Business” is duly provided by such holder, provided that the withholding agent does not have actual knowledge that the holder is a United States person. However, information returns may be required to be filed with the IRS in connection with any interest paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury Regulations), unless such broker has certain relationships with the United States, although information reporting requirements may apply unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder, and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the debt security certifies under penalty of perjury that it is not a U.S. person and satisfies certain other requirements or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amount withheld from a payment to a holder of a debt security under the backup withholding rules is allowable as a credit against such holder’s U.S. federal income tax liability (which might entitle such holder to a refund from the IRS), provided that such holder timely furnishes the required information to the IRS.

Foreign Accounts

Legislation enacted in 2010 (commonly known as foreign account tax compliance act, or FATCA) and existing guidance issued thereunder generally imposes a 30% withholding tax on U.S. source payments, including interest and OID in respect of debt securities held by or through (1) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements, and (2) other specified non-U.S. entities unless such an entity provides the payor with a certification identifying the direct and indirect U.S. owners of the entity and complies with other requirements. Accordingly, the entity through which our debt securities are held will affect the determination of whether withholding is required. The U.S. Treasury Department has proposed regulations indicating its intent to eliminate provisions under FATCA that require withholding on gross proceeds from the sale, exchange, settlement at maturity, or other taxable disposition of the debt securities. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify the FATCA withholding requirements described above. Holders of our debt securities are encouraged to consult with their own tax advisor regarding the possible implications of this legislation on their particular circumstances.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters or dealers;

•	directly by us to purchasers;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents;

•	through a combination of any of these methods, or

•	through any other method permitted by applicable law and described in a prospectus supplement.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at fixed prices or at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for our company in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Sidley Austin LLP, New York, New York, and, with respect to matters of Maryland law, by Venable LLP, Baltimore, Maryland. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of PennyMac Mortgage Investment Trust incorporated by reference in this prospectus by reference to PennyMac Mortgage Investment Trust’s Annual Report on Form 10-K, and the effectiveness of PennyMac Mortgage Investment Trust’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. In addition, copies of our SEC filings are available free of charge through our website (www.pennymacmortgageinvestmenttrust.com) as soon as reasonably practicable after filing with the SEC. The information contained on our website is not part of, or incorporated by reference into, this prospectus.

This prospectus is only part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act and therefore omits some of the information contained in the registration statement. We have also filed exhibits and schedules to the registration statement which are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph.

DOCUMENTS INCORPORATED BY REFERENCE

SEC rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025;

•

the portions of our Definitive Proxy Statement on Schedule 14A filed on April 29, 2025 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•	our Current Report on Form 8-K filed on February 11, 2025.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: PennyMac Mortgage Investment Trust, 3043 Townsgate Road, Westlake Village, California 91361, Attn: Investor Relations, Telephone: (818) 224-7028.

$

PENNYMAC MORTGAGE INVESTMENT TRUST

 % Senior Notes due 2030

guaranteed by

PennyMac Corp.

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Morgan Stanley	Goldman Sachs & Co. LLC	RBC Capital Markets

UBS Investment Bank	Wells Fargo Securities

Keefe, Bruyette & Woods A Stifel Company	Piper Sandler

June , 2025